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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Aegis Communications Group, Inc.
Irving, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-15827) and on Form S-8 (Nos. 333-01131, 333-26451, and 333-66339) of Aegis Communications Group, Inc. of our report dated March 31, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman LLP

Dallas, Texas
April 2, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS